Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group Reports
Fourth Quarter and Year-End Financial Results

McKINNEY, Texas, January 25, 2017 /GlobeNewswire/ -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced net income available to common shareholders of $14.8 million, or $0.79 per diluted share, for the quarter ended December 31, 2016 compared to $10.5 million, or $0.58 per diluted share, for the quarter ended December 31, 2015 and $14.5 million, or $0.78 per diluted share, for the quarter ended September 30, 2016.

For the year ended December 31, 2016, the Company reported net income available to common shareholders of $53.5 million (or $2.88 per diluted share) compared to $38.5 million (or $2.21 per diluted share) for the year ended December 31, 2015.

Highlights

•
Core (non-gaap) earnings were $15.5 million, or $0.83 per diluted share, compared to $14.8 million, or $0.80 per diluted share, for third quarter 2016, representing an increase in linked quarter core earnings of 4.9%

•	Strong organic loan growth of 19.3% for the quarter (annualized) and 14.6% for the year

•	Return on assets above 1%

•	Increased the quarterly dividend paid to shareholders by 25% to $0.10 per share, up from $0.08 per share

•	Announced acquisition of Carlile Bancshares, Inc. and its subsidiary, Northstar Bank that is projected to be accretive to earnings per share, tangible book value and capital ratios

"2016 was a great year for Independent Bank Group," said Independent Bank Group Chairman, Chief Executive Officer and President David Brooks. "We reported record earnings for the year and the quarter which were driven by organic loan growth and continued focus on improving overall efficiency." Brooks continued, "The Carlile Bancshares acquisition is another big step forward for our Company, expanding our presence in North and Central Texas and providing entry into the Colorado banking market. We look forward to closing this acquisition and to a successful 2017."

Fourth Quarter 2016 Operating Results

Net Interest Income

•
Net interest income was $46.5 million for fourth quarter 2016 compared to $42.2 million for fourth quarter 2015 and $45.7 million for third quarter 2016. Net interest income increased compared to the linked quarter primarily due to organic loan growth. The increase in net interest income from the previous year was primarily due to increased average earning asset balances resulting from organic growth as well as loans and investments acquired in the Grand Bank acquisition in November 2015.

•
The yield on interest-earning assets was 4.16% for fourth quarter 2016 compared to 4.46% for fourth quarter 2015 and 4.22% for third quarter 2016. The decreases from the prior periods are reflective of lower loan yields compared to previous periods resulting from an increase in variable rate loan fundings during the second half of 2016.

•
The cost of interest bearing liabilities, including borrowings, was 0.75% for fourth quarter 2016 compared to 0.66% for fourth quarter 2015 and 0.74% for third quarter 2016. The increase from the prior year is primarily due to the issuance of subordinated debt in 2016 and higher rates offered on public fund certificates of deposit. The increase from the linked quarter is primarily due to the higher public fund rates.

•
The net interest margin was 3.59% for fourth quarter 2016 compared to 3.96% for fourth quarter 2015 and 3.66% for third quarter 2016. The core margin, which excludes purchased loan accretion, was 3.58% for fourth quarter 2016 compared to 3.91% for fourth quarter 2015 and 3.65% for third quarter 2016. The decrease from the prior year and linked quarters is primarily due to lower loan yields and a lower yielding earning asset mix due to increased liquidity throughout most of the quarter.

•
The average balance of total interest-earning assets grew by $935.1 million and totaled $5.2 billion at December 31, 2016 compared to $4.2 billion at December 31, 2015 and grew by $188.3 million compared to $5.0 billion at September 30, 2016. This increase from prior year and the linked quarter is due to organic growth while the change from prior year is also due in part to assets acquired in the Grand Bank acquisition in fourth quarter 2015.

Noninterest Income

•	Total noninterest income increased $970 thousand compared to fourth quarter 2015 and increased $292 thousand compared to third quarter 2016.

•
The increase from the prior year reflects an increase of $532 thousand in mortgage fee income, a $140 thousand increase in cash surrender value of BOLI and a $350 thousand increase in other noninterest income. The increase in mortgage fee income is due to the addition of mortgage loan officers and increased home purchase activity in the Dallas and Austin markets. The increase in BOLI income is a result of $15 million in policies purchased at the end of second quarter 2016. The increase in other noninterest income from the prior year is primarily related to $282 thousand of recognized income related to a change in bank card vendors.

•
The increase from the linked quarter reflects increased service charges of $95 thousand and an increase in other noninterest income of $343 thousand offset by decreased mortgage fee income of $203 thousand. The increase in service charges is due to a new deposit fee schedule implemented in third quarter. The increase in other noninterest income is primarily due to the income recognized for switching bank card vendors during the quarter as discussed above. The decrease in mortgage fee income is due to seasonality.

Noninterest Expense

•	Total noninterest expense decreased $1.2 million compared to fourth quarter 2015 and increased $474 thousand compared to third quarter 2016.

•
The decrease in noninterest expense compared to fourth quarter 2015 is due primarily to a decrease of $1.4 million in salaries and benefits expense in addition to a decrease of $325 thousand in professional fees and offset by increases of $465 thousand in FDIC assessment, $206 thousand in advertising and public relations and $158 thousand in acquisition expenses. The decrease in salaries and benefits over the prior year is due to elevated salaries and benefits in fourth quarter 2015 due to retention of Grand Bank employees until operational conversion as well as higher bonus accruals in the fourth quarter 2015. Professional fees were also higher in fourth quarter 2015 due to increased legal fees related to energy loan workouts and to a lawsuit inherited in the Bank of Houston transaction. The increase in FDIC assessment in fourth quarter 2016 is primarily due to increased accounts acquired in the Grand Bank transaction. The increase in advertising and public relations in fourth quarter 2016 is due to an increase in Company donations. Acquisition expenses increased in fourth quarter 2016 due to legal fees and fairness opinion related to the Carlile Bancshares acquisition.

•
The net increase from the linked quarter is primarily related to an increase of $782 thousand in acquisition expenses relating to the Carlile Bancshares acquisition discussed above offset by small decreases in salaries and benefits, communications and other real estate owned expenses.

Provision for Loan Losses

•
Provision for loan loss expense was $2.2 million for the fourth quarter 2016, an increase of $227 thousand compared to $2.0 million for fourth quarter 2015, and up slightly from $2.1 million for the third quarter 2016. Provision expense is primarily reflective of organic loan growth during the respective period.

•
The allowance for loan losses was $31.6 million, or 0.69% of total loans, at December 31, 2016, compared to $27.0 million, or 0.68% of total loans at December 31, 2015, and compared to $29.6 million, or 0.68% of total loans, at September 30, 2016. The increases from prior periods are primarily due to additional general reserves for organic loan growth offset by the $3 million partial chargeoff of an energy loan in the third quarter 2016, which had been fully reserved in the prior year.

Fourth Quarter 2016 Balance Sheet Highlights:

Loans

•
Total loans held for investment were $4.573 billion at December 31, 2016 compared to $4.361 billion at September 30, 2016 and to $3.989 billion at December 31, 2015. This represented total loan growth of $212.1 million for the quarter, or 19.3% on an annualized basis. Loans have grown 14.6% from December 31, 2015.

•
Energy outstandings at the end of fourth quarter were $125.3 million (2.7% of total loans) versus $126.5 million at third quarter 2016. As of December 31, 2016, there were three nonperforming classified energy credits with balances totaling $7.7 million and nine performing classified energy credits with a balance of $19.1 million. All energy related credits continue to be closely monitored. As of December 31, 2016, the total energy related allowance was 4.6% of the total energy portfolio.

Asset Quality

•
Total nonperforming assets increased to $19.8 million, or 0.34% of total assets at December 31, 2016 from $13.3 million, or 0.23% of total assets at September 30, 2016 and from $18.1 million, or 0.36% of total assets at December 31, 2015.

•
Total nonperforming loans increased to $17.8 million, or 0.39% of total loans at December 31, 2016 compared to $11.2 million, or 0.26% of total loans at September 30, 2016 and from $14.9 million, or 0.37% of total loans at December 31, 2015.

•
The increase in nonperforming assets and nonperforming loans from the linked quarter is primarily due to the addition of two commercial real estate loans totaling $5.8 million that were placed on nonaccrual status in fourth quarter 2016.

•
The net increase in nonperforming assets and nonperforming loans from the prior year is due to $10.8 million in loans being placed on nonaccrual during the year, including the above mentioned loans placed on nonaccrual in fourth quarter 2016 offset by a $3 million partial chargeoff on an energy loan in the third quarter and other reductions in other real estate and repossessed assets during the period.

•
Charge-offs were 0.02% annualized in the fourth quarter 2016 compared to 0.32% annualized in the linked quarter and none in the prior year quarter. Third quarter 2016 charge-offs were elevated due to the charge-off discussed above related to an impaired energy loan.

Deposits and Borrowings

•	Total deposits were $4.577 billion at December 31, 2016 compared to $4.416 billion at September 30, 2016 and compared to $4.028 billion at December 31, 2015.

•
Total borrowings (other than junior subordinated debentures) were $568.0 million at December 31, 2016, a decrease of $10 million from September 30, 2016 and an increase of $197 million from December 31, 2015. These changes reflect the issuance of $43.4 million, net of discount and costs, of 5.875% subordinated debentures issued in second quarter 2016 with the remainder resulting from the use of short term FHLB advances during the applicable periods.

Capital

•
In November 2016, the Company sold 400,000 shares of common stock in a private placement, raising approximately $20 million, net of offering expenses, in new equity capital. The additional capital had a positive effect on capital ratios, including an increase in our tangible common equity to tangible assets ratio to 7.17% as of December 31, 2016, up from 6.86% at September 30, 2016 and 6.87% at December 31, 2015.

•
Book value and tangible book value per common share also increased to $35.63 and $21.19, respectively, at December 31, 2016 compared to $34.79 and $20.03, respectively, at September 30, 2016 and $32.79 and $17.85 respectively, at December 31, 2015 due to the retention of earnings and the additional capital from the sale of common stock.

Subsequent Events

The Company is required, under general accepted accounting principles, to evaluate subsequent events through the filing of its consolidated financial statements for the year ended December 31, 2016 on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2016 and will adjust amounts preliminarily reported, if necessary.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 41 banking offices in three market regions located in the Dallas/Fort Worth, Austin and Houston, Texas areas.

Conference Call

A conference call covering Independent Bank Group’s fourth quarter earnings announcement will be held on Thursday, January 26, 2017 at 8:30 a.m. (EDT) and can be accessed by calling 1-877-303-7611 and by identifying the conference ID number 46615431. The conference materials will be available by accessing the Investor Relations page of our website, www.ibtx.com. A recording of the conference call and the conference materials will be available from January 26, 2017 through February 2, 2017 on our website.

Forward-Looking Statements

The numbers as of and for the quarter and/or year ended December 31, 2016 are unaudited. From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2016, June 30, 2016 and March 31, 2016, the Annual Report on Form 10-K filed on February 25, 2016, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. These measures and ratios include “core earnings”, “tangible book value”, “tangible book value per common share”, “core efficiency ratio”, “Tier 1 capital to average assets”, “Tier 1 capital to risk weighted assets”, “tangible common equity to tangible assets”, “net interest margin excluding purchase accounting accretion”, "return on tangible equity", “adjusted return on average assets” and “adjusted return on average equity” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We consider the use of select non-GAAP financial measures and ratios to be useful for financial operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non- GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, core deposit intangibles and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non- GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statements tables.

Contacts:

Analysts/Investors:

Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Peggy Smolen Marketing & Communications Director (972) 562-9004 psmolen@ibtx.com

Source: Independent Bank Group, Inc.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Selected Income Statement Data
Interest income	$53,904	$52,740	$51,941	$51,464	$47,414
Interest expense	7,378	7,003	6,058	5,804	5,263
Net interest income	46,526	45,737	45,883	45,660	42,151
Provision for loan losses	2,197	2,123	2,123	2,997	1,970
Net interest income after provision for loan losses	44,329	43,614	43,760	42,663	40,181
Noninterest income	5,224	4,932	4,929	4,470	4,254
Noninterest expense	27,361	26,887	31,023	28,519	28,527
Income tax expense	7,417	7,155	5,857	6,162	5,347
Net income	14,775	14,504	11,809	12,452	10,561
Preferred stock dividends	—	—	—	8	60
Net income available to common shareholders	14,775	14,504	11,809	12,444	10,501
Core net interest income (1)	46,475	45,621	45,618	44,327	41,635
Core Pre-Tax Pre-Provision Earnings (1)	25,540	24,253	22,713	21,590	18,875
Core net income(1)	15,541	14,819	13,764	12,438	11,377

Per Share Data (Common Stock)
Earnings:
Basic	$0.79	$0.78	$0.64	$0.67	$0.58
Diluted	0.79	0.78	0.64	0.67	0.58
Core earnings:
Basic (1)	0.83	0.80	0.75	0.67	0.63
Diluted (1)	0.83	0.80	0.74	0.67	0.63
Dividends	0.10	0.08	0.08	0.08	0.08
Book value	35.63	34.79	34.08	33.38	32.79
Tangible book value (1)	21.19	20.03	19.28	18.54	17.85
Common shares outstanding	18,870,312	18,488,628	18,475,978	18,461,480	18,399,194
Weighted average basic shares outstanding (4)	18,613,975	18,478,289	18,469,182	18,444,284	17,965,055
Weighted average diluted shares outstanding (4)	18,716,614	18,568,622	18,547,074	18,528,031	18,047,960

Selected Period End Balance Sheet Data
Total assets	$5,852,801	$5,667,195	$5,446,797	$5,261,967	$5,055,000
Cash and cash equivalents	505,027	589,600	436,605	356,526	293,279
Securities available for sale	316,435	267,860	287,976	302,650	273,463
Loans, held for sale	9,795	7,097	13,942	8,515	12,299
Loans, held for investment	4,572,771	4,360,690	4,251,457	4,130,496	3,989,405
Allowance for loan losses	31,591	29,575	30,916	29,984	27,043
Goodwill and core deposit intangible	272,496	272,988	273,480	273,972	275,000
Other real estate owned	1,972	2,083	1,567	1,745	2,168
Noninterest-bearing deposits	1,117,927	1,143,479	1,107,620	1,070,611	1,071,656
Interest-bearing deposits	3,459,182	3,273,014	3,100,785	3,101,341	2,956,623
Borrowings (other than junior subordinated debentures)	568,045	577,974	578,169	444,745	371,283
Junior subordinated debentures	18,147	18,147	18,147	18,147	18,147
Series A Preferred Stock	—	—	—	—	23,938
Total stockholders' equity	672,365	643,253	629,628	616,258	603,371

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Selected Performance Metrics
Return on average assets	1.03%	1.04%	0.88%	0.95%	0.86%
Return on average equity (2)	8.93	9.04	7.60	8.10	7.28
Return on tangible equity (2) (5)	15.24	15.80	13.52	14.57	13.37
Adjusted return on average assets (1)	1.08	1.07	1.03	0.95	0.93
Adjusted return on average equity (1) (2)	9.39	9.24	8.86	8.09	7.89
Adjusted return on tangible equity (1) (2) (5)	16.03	16.15	15.76	14.57	14.49
Net interest margin	3.59	3.66	3.96	4.08	3.96
Core net interest margin (3)	3.58	3.65	3.94	3.96	3.91
Efficiency ratio	52.87	53.06	61.05	56.89	61.47
Core efficiency ratio (1)	50.60	52.07	55.05	55.68	58.75

Credit Quality Ratios
Nonperforming assets to total assets	0.34%	0.23%	0.34%	0.62%	0.36%
Nonperforming loans to total loans	0.39	0.26	0.40	0.72	0.37
Nonperforming assets to total loans and other real estate	0.43	0.30	0.44	0.79	0.45
Allowance for loan losses to non-performing loans	177.06	264.42	179.97	100.35	181.99
Allowance for loan losses to total loans	0.69	0.68	0.73	0.73	0.68
Net charge-offs to average loans outstanding (annualized)	0.02	0.32	0.11	0.01	—

Capital Ratios
Estimated common equity tier 1 capital to risk-weighted assets (1)	8.20%	7.92%	7.89%	7.92%	7.94%
Estimated tier 1 capital to average assets	7.82	7.46	7.42	7.36	8.28
Estimated tier 1 capital to risk-weighted assets (1)	8.55	8.29	8.27	8.32	8.92
Estimated total capital to risk-weighted assets	11.38	11.24	11.35	10.47	11.14
Total stockholders' equity to total assets	11.49	11.35	11.56	11.71	11.94
Tangible common equity to tangible assets (1)	7.17	6.86	6.88	6.86	6.87

(1) Non-GAAP financial measures. See reconciliation.
(2) Excludes average balance of Series A preferred stock.
(3) Excludes income recognized on acquired loans of $51, $116, $265, $1,333 and $516, respectively.
(4) Total number of shares includes participating shares (those with dividend rights).
(5) Excludes average balance of goodwill and net core deposit intangibles.

Independent Bank Group, Inc. and Subsidiaries
Annual Selected Financial Information
Years Ended December 31, 2016 and 2015
(Unaudited)

	Years Ended December 31,
	2016	2015
Per Share Data
Net income - basic	$2.89	$2.23
Net income - diluted	2.88	2.21
Cash dividends	0.34	0.32
Book value	35.63	32.79

Outstanding Shares
Period-end shares	18,870,312	18,399,194
Weighted average shares - basic	18,501,663	17,321,513
Weighted average shares - diluted	18,588,309	17,406,108

Selected Annual Ratios
Return on average assets	0.98%	0.88%
Return on average equity	8.42	7.13
Net interest margin	3.81	4.05

Independent Bank Group, Inc. and Subsidiaries
Consolidated Statements of Income
Three Months and Years Ended December 31, 2016 and 2015
(Dollars in thousands)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Interest income:
Interest and fees on loans	$52,055	$46,154	$203,577	$169,504
Interest on taxable securities	614	615	2,681	2,168
Interest on nontaxable securities	479	459	1,768	1,783
Interest on interest-bearing deposits and other	756	186	2,023	572
Total interest income	53,904	47,414	210,049	174,027
Interest expense:
Interest on deposits	4,452	3,230	16,075	12,024
Interest on FHLB advances	1,057	834	4,119	3,077
Interest on repurchase agreements and other borrowings	1,705	1,060	5,428	4,289
Interest on junior subordinated debentures	164	139	621	539
Total interest expense	7,378	5,263	26,243	19,929
Net interest income	46,526	42,151	183,806	154,098
Provision for loan losses	2,197	1,970	9,440	9,231
Net interest income after provision for loan losses	44,329	40,181	174,366	144,867
Noninterest income:
Service charges on deposit accounts	1,935	1,857	7,222	6,898
Mortgage fee income	1,719	1,187	7,038	5,269
Gain on sale of loans	—	—	—	116
Loss on sale of branch	—	—	(43)	—
Gain on sale of other real estate	—	70	57	290
Gain on sale of securities available for sale	—	44	4	134
Gain (loss) on sale of premises and equipment	—	16	32	(358)
Increase in cash surrender value of BOLI	411	271	1,348	1,077
Other	1,159	809	3,897	2,702
Total noninterest income	5,224	4,254	19,555	16,128
Noninterest expense:
Salaries and employee benefits	15,118	16,549	66,762	60,541
Occupancy	3,982	4,004	16,101	16,058
Data processing	1,177	1,244	4,752	3,384
FDIC assessment	1,171	706	3,889	2,259
Advertising and public relations	332	126	1,107	1,038
Communications	468	576	2,116	2,219
Net other real estate owned expenses (including taxes)	25	(15)	205	169
Other real estate impairment	—	—	106	35
Core deposit intangible amortization	492	453	1,964	1,555
Professional fees	858	1,183	3,212	3,191
Acquisition expense, including legal	785	627	1,517	1,420
Other	2,953	3,074	12,059	11,329
Total noninterest expense	27,361	28,527	113,790	103,198
Income before taxes	22,192	15,908	80,131	57,797
Income tax expense	7,417	5,347	26,591	19,011
Net income	$14,775	$10,561	$53,540	$38,786

Consolidated Balance Sheets
As of December 31, 2016 and 2015
(Dollars in thousands, except share information)
(Unaudited)

	December 31,
Assets	2016	2015
Cash and due from banks	$158,686	$129,096
Interest-bearing deposits in other banks	336,341	164,183
Federal funds sold	10,000	—
Cash and cash equivalents	505,027	293,279
Certificates of deposit held in other banks	2,707	61,746
Securities available for sale	316,435	273,463
Loans held for sale	9,795	12,299
Loans, net of allowance for loan losses	4,539,063	3,960,809
Premises and equipment, net	89,898	93,015
Other real estate owned	1,972	2,168
Federal Home Loan Bank (FHLB) of Dallas stock and other restricted stock	26,536	14,256
Bank-owned life insurance (BOLI)	57,209	40,861
Deferred tax asset	9,631	5,892
Goodwill	258,319	258,643
Core deposit intangible, net	14,177	16,357
Other assets	22,032	22,212
Total assets	$5,852,801	$5,055,000

Liabilities, Temporary Equity and Stockholders’ Equity
Deposits:
Noninterest-bearing	$1,117,927	$1,071,656
Interest-bearing	3,459,182	2,956,623
Total deposits	4,577,109	4,028,279
FHLB advances	460,746	288,325
Repurchase agreements	—	12,160
Other borrowings	107,249	68,295
Other borrowings, related parties	50	2,503
Junior subordinated debentures	18,147	18,147
Other liabilities	17,135	9,982
Total liabilities	5,180,436	4,427,691
Commitments and contingencies

Temporary equity: Series A preferred stock	—	23,938
Stockholders’ equity:
Common stock	189	184
Additional paid-in capital	555,325	530,107
Retained earnings	117,951	70,698
Accumulated other comprehensive income (loss)	(1,100)	2,382
Total stockholders’ equity	672,365	603,371
Total liabilities, temporary equity and stockholders’ equity	$5,852,801	$5,055,000

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Three Months Ended December 31, 2016 and 2015
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	Three Months Ended December 31,
	2016			2015
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$4,423,306	$52,055	4.68%	$3,812,493	$46,154	4.80%
Taxable securities	227,053	614	1.08	177,535	615	1.37
Nontaxable securities	75,613	479	2.52	73,590	459	2.47
Interest-bearing deposits and other	428,772	756	0.70	156,073	186	0.47
Total interest-earning assets	5,154,744	$53,904	4.16	4,219,691	$47,414	4.46
Noninterest-earning assets	574,416			627,684
Total assets	$5,729,160			$4,847,375
Interest-bearing liabilities:
Checking accounts	$1,889,725	$2,081	0.44%	$1,328,031	$1,443	0.43%
Savings accounts	153,630	64	0.17	143,289	65	0.18
Money market accounts	416,653	526	0.50	495,690	339	0.27
Certificates of deposit	870,489	1,781	0.81	850,789	1,383	0.64
Total deposits	3,330,497	4,452	0.53	2,817,799	3,230	0.45
FHLB advances	468,579	1,057	0.90	267,266	834	1.24
Other borrowings	107,267	1,705	6.32	81,852	1,060	5.14
Junior subordinated debentures	18,147	164	3.60	18,147	139	3.04
Total interest-bearing liabilities	3,924,490	7,378	0.75	3,185,064	5,263	0.66
Noninterest-bearing checking accounts	1,127,379			1,050,728
Noninterest-bearing liabilities	18,922			15,485
Stockholders’ equity	658,369			596,098
Total liabilities and equity	$5,729,160			$4,847,375
Net interest income		$46,526			$42,151
Interest rate spread			3.41%			3.80%
Net interest margin			3.59			3.96
Average interest earning assets to interest bearing liabilities			131.35			132.48

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Years Ended December 31, 2016 and 2015
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	For The Years Ended December 31,
	2016			2015
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$4,234,368	$203,577	4.81%	$3,456,128	$169,504	4.90%
Taxable securities	221,905	2,681	1.21	139,924	2,168	1.55
Nontaxable securities	74,227	1,768	2.38	69,112	1,783	2.58
Federal funds sold and other	290,316	2,023	0.70	141,374	572	0.40
Total interest-earning assets	4,820,816	$210,049	4.36	3,806,538	$174,027	4.57
Noninterest-earning assets	648,726			589,014
Total assets	$5,469,542			$4,395,552
Interest-bearing liabilities:
Checking accounts	$1,761,509	$7,770	0.44%	$1,297,948	$5,649	0.44%
Savings accounts	150,223	260	0.17	143,476	263	0.18
Money market accounts	429,647	1,911	0.44	319,982	829	0.26
Certificates of deposit	830,964	6,134	0.74	842,087	5,283	0.63
Total deposits	3,172,343	16,075	0.51	2,603,493	12,024	0.46
FHLB advances	465,010	4,119	0.89	225,934	3,077	1.36
Other borrowings	87,943	5,428	6.17	78,074	4,289	5.49
Junior subordinated debentures	18,147	621	3.42	18,147	539	2.97
Total interest-bearing liabilities	3,743,443	26,243	0.70	2,925,648	19,929	0.68
Noninterest-bearing checking accounts	1,076,340			895,789
Noninterest-bearing liabilities	13,895			9,688
Stockholders’ equity	635,864			564,427
Total liabilities and equity	$5,469,542			$4,395,552
Net interest income		$183,806			$154,098
Interest rate spread			3.66%			3.89%
Net interest margin			3.81			4.05
Average interest earning assets to interest bearing liabilities			128.78			130.11

Independent Bank Group, Inc. and Subsidiaries
Loan Portfolio Composition
As of December 31, 2016 and 2015
(Dollars in thousands)
(Unaudited)

The following table sets forth loan totals by category as of the dates presented:
	December 31, 2016		December 31, 2015
	Amount	% of Total	Amount	% of Total
Commercial	$630,805	13.7%	$731,818	18.3%
Real estate:
Commercial real estate	2,459,221	53.7	1,949,734	48.7
Commercial construction, land and land development	531,481	11.6	419,611	10.5
Residential real estate (1)	644,340	14.1	620,289	15.5
Single-family interim construction	235,475	5.1	187,984	4.7
Agricultural	53,548	1.2	50,178	1.3
Consumer	27,530	0.6	41,966	1.0
Other	166	—	124	—
Total loans	4,582,566	100.0%	4,001,704	100.0%
Deferred loan fees	(2,117)		(1,553)
Allowance for losses	(31,591)		(27,043)
Total loans, net	$4,548,858		$3,973,108
(1) Includes loans held for sale at December 31, 2016 and 2015 of $9,795 and $12,299, respectively.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015
(Dollars in thousands, except for share data)
(Unaudited)

		For the Three Months Ended
		December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Net Interest Income - Reported	(a)	$46,526	$45,737	$45,883	$45,660	$42,151
Income recognized on acquired loans		(51)	(116)	(265)	(1,333)	(516)
Adjusted Net Interest Income	(b)	46,475	45,621	45,618	44,327	41,635
Provision Expense - Reported	(c)	2,197	2,123	2,123	2,997	1,970
Noninterest Income - Reported	(d)	5,224	4,932	4,929	4,470	4,254
Loss on sale of branch		—	43	—	—	—
Gain on sale of OREO and repossessed assets		—	(4)	(10)	(48)	(70)
Gain on sale of securities		—	—	(4)	—	(44)
(Gain) loss on sale of premises and equipment		—	9	(3)	(38)	(16)
Adjusted Noninterest Income	(e)	5,224	4,980	4,912	4,384	4,124
Noninterest Expense - Reported	(f)	27,361	26,887	31,023	28,519	28,527
Senior leadership restructure (6)		—	—	(2,575)	—	—
OREO Impairment		—	(51)	—	(55)	—
IPO related stock grant		(127)	(104)	(156)	(156)	(156)
Acquisition Expense (5)		(1,075)	(384)	(475)	(1,187)	(1,487)
Adjusted Noninterest Expense	(g)	26,159	26,348	27,817	27,121	26,884
Pre-Tax Pre-Provision Income	(a) + (d) - (f)	$24,389	$23,782	$19,789	$21,611	$17,878
Core Pre-Tax Pre-Provision Income	(b) + (e) - (g)	$25,540	$24,253	$22,713	$21,590	$18,875
Core Net Income (2)	(b) - (c) + (e) - (g)	$15,541	$14,819	$13,764	$12,438	$11,377
Reported Efficiency Ratio	(f) / (a + d)	52.87%	53.06%	61.05%	56.89%	61.47%
Core Efficiency Ratio	(g) / (b + e)	50.60%	52.07%	55.05%	55.68%	58.75%
Adjusted Return on Average Assets (1)		1.08%	1.07%	1.03%	0.95%	0.93%
Adjusted Return on Average Equity (1)		9.39%	9.24%	8.86%	8.09%	7.89%
Adjusted Return on Tangible Equity (1)		16.03%	16.15%	15.76%	14.57%	14.49%
Total Average Assets		$5,729,160	$5,535,203	$5,367,935	$5,242,289	$4,847,375
Total Average Stockholders' Equity (3)		$658,369	$638,355	$624,981	$618,059	$572,160
Total Average Tangible Stockholders' Equity (3) (4)		$385,635	$365,127	$351,263	$343,418	$311,549
(1) Calculated using core net income
(2) Assumes actual effective tax rate of 33.4%, 33.0%, 33.2%, 33.1% and 32.7%, respectively. December 31, 2015 tax rate adjusted for effect of non-deductible acquisition expenses.
(3) Excludes average balance of Series A preferred stock.
(4) Excludes average balance of goodwill and net core deposit intangibles.
(5) Acquisition expenses include $290 thousand, $381 thousand, $385 thousand, $548 thousand, and $860 thousand of compensation and bonus expenses in addition to $785 thousand, $3 thousand, $90 thousand, $639 thousand, and $627 thousand of merger-related expenses for the quarters ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.

(6) Includes $1,952 related to the former Houston Region CEO's Separation Agreement.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
As of December 31, 2016 and 2015
(Dollars in thousands, except per share information)
(Unaudited)

Tangible Book Value Per Common Share
	December 31,
	2016	2015
Tangible Common Equity
Total common stockholders' equity	$672,365	$603,371
Adjustments:
Goodwill	(258,319)	(258,643)
Core deposit intangibles, net	(14,177)	(16,357)
Tangible common equity	$399,869	$328,371
Tangible assets	$5,580,305	$4,780,000
Common shares outstanding	18,870,312	18,399,194
Tangible common equity to tangible assets	7.17%	6.87%
Book value per common share	$35.63	$32.79
Tangible book value per common share	21.19	17.85

Tier 1 Common and Tier 1 Capital to Risk-Weighted Assets Ratio
	December 31,
	2016	2015
Tier 1 Common Equity
Total common stockholders' equity - GAAP	$672,365	$603,371
Adjustments:
Unrealized loss (gain) on available-for-sale securities	1,100	(2,382)
Goodwill	(258,319)	(258,643)
Qualifying core deposit intangibles, net	(5,529)	(4,253)
Tier 1 common equity	$409,617	$338,093
Qualifying restricted core capital elements (junior subordinated debentures)	17,600	17,600
Series A preferred stock	—	23,938
Tier 1 Equity	$427,217	$379,631

Total Risk-Weighted Assets	$4,996,229	$4,256,662
Estimated tier 1 equity to risk-weighted assets ratio	8.55%	8.92%
Estimated tier 1 common equity to risk-weighted assets ratio	8.20	7.94